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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]


June 29, 2000



Amerigon Incorporated
5462 Irwindale Avenue
Irwindale, CA  91706

          Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on June 29, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of your Common Stock (the "Shares").

     We are familiar with the proceedings heretofore taken by you in connection with the authorization, issuance and sale of the Shares.

     It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                            Respectfully submitted,

                            /s/ O'Melveny & Myers LLP